Exhibit 10.20

LEASE AGREEMENT

THIS LEASE (“Lease”) made and entered into as of the 7 day of July, 1999, by and between PRIME INVESTMENTS, INC., a Kansas corporation, (“Landlord”), and KEYSTONE AUTOMOTIVE OPERATIONS MIDWEST, INC., a Delaware corporation, (“Tenant”).

WITNESSETH

In consideration of the mutual covenants and agreements hereinafter set forth, and with intent to be legally bound, Landlord and Tenant agree and covenant as follows:

ARTICLE 1—DEMISE OF PREMISES, USE AND ENJOYMENT;

CONSTRUCTION OF IMPROVEMENTS

Section 1.01 Description of Premises. Subject to and upon the terms, conditions, covenants and undertakings hereinafter set forth, Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord, a portion of the real property located at Shawnee and Armourdale Parkway, in the City of Kansas City, State of Kansas, more specifically described as approximately 162,750 square feet of warehouse/cross dock facility to be constructed by Landlord pursuant to Section 1.05 below (the “Improvements”), and together with all easements, privileges, appurtenances, rights, alleys, ways, waters and advantages belonging or appertaining to such Land and Improvements (the foregoing, together with the Land and Improvements, are collectively called the “Premises”). Tenant shall have exclusive use of the Premises, subject to Landlord’s rights under this Lease.

Section 1.02 Use. The Premises may be used as a warehouse, a distribution center, an office, for the parking of motor trucks and trailers and other motor vehicles, and for any other purpose incidental to such uses. Tenant’s activities on the Premises will not be in violation of any laws or ordinances or any rules, regulations, requirements or orders of all municipal, county, state or federal authorities or agencies, respecting the use and occupancy of the Premises.

Section 1.03 Quiet Enjoyment. Landlord covenants and agrees that upon Tenant paying all rent and additional rent as provided herein and performing all of the covenants and conditions herein set forth, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised for the term or terms herein provided and for the intended uses and purposes, subject nevertheless to the provisions of this Lease. Landlord represents and warrants that the Premises are and will remain zoned so as to allow the full use by Tenant referred to in Section 1.02 above, and if such full use is substantially impaired as a result of a zoning requirement this Lease shall, at Tenant’s option, terminate.

Section 1.04 Condition of Premises. Landlord represents that at the time Tenant takes possession, it will own the Premises in fee simple and shall have the right to Lease the same to Tenant. Landlord agrees to deliver to Tenant the Premises free from tenancy of any person or party other than Tenant.

Section 1.05 Construction of the Improvements.

(a) As used in this Section 1.05, the following terms shall have the following meanings:

“Basic Construction” a one hundred, sixty-two thousand, seven hundred fifty (162,750) square foot general purpose warehouse/cross dock facility, to be constructed by Landlord on the Land, together with paving, landscaping, and driveway entrance, all as more fully described in the Plans and as more fully shown on the Site Plan.

“Certificate of Occupancy” means a certificate or permit issued by the appropriate governmental agency permitting Tenant to occupy and use the Premises for the purposes described in Section 1.02 above.

“Excusable Delays” means delays (whether affecting Landlord or Tenant, as the case may be, directly, or any contractor or subcontractor of Landlord or Tenant) caused by fire, the elements, strikes, lockouts, or other labor troubles including the timely delivery of all building materials, or any other cause, event, or circumstance, whether similar or dissimilar to the foregoing, beyond the control of Landlord or Tenant or their respective contractors or subcontractors, as the case may be.

“Plans” means the set of construction plans and specifications for the Basic Construction described on those certain Plans which shall be initialed by both parties and attached hereto and made a part hereof and labeled as Exhibit A. The plans shall include a 162,750 square foot building of which the Tenant shall initially occupy.

“Site Plan” means the site plan for the Premises, a copy of which is attached hereto as a part hereof and labeled Exhibit B.

(b) Landlord has commenced the basic construction on the Land and thereafter shall use its best efforts to complete the Basic Construction substantially in accordance with the Plans and the Site Plan no later than February 1, 2000. If the Basic Construction is delayed due to an Excusable Delay, Landlord shall give notice to Tenant of the estimated date of completion. The Basic Construction shall be deemed completed on the date that the Basic Construction has been completed substantially in accordance with the Plans and the Site Plan and a Certificate of Occupancy is issued for the Premises. Landlord shall give Tenant written notice of the date on which Landlord estimates the foregoing conditions will be met, which notice shall be given no less than ten (10) days prior to the estimated date set forth therein; it is agreed, however, that any variance between the estimated date in such notice and the actual completion date shall not constitute a default by Landlord hereunder.

(c) If Tenant takes possession of the Premises and begins operation of its business thereon prior to completion of the Basic Construction, such possession and operation shall not relieve Landlord of the obligation to complete the Basic Construction. Furthermore, Landlord shall be obligated to complete any items of the Basic Construction not completed at the time the Basic Construction is otherwise considered completed pursuant to the terms of this Lease. In either of the circumstances described in this paragraph (c), Tenant agrees to cooperate with Landlord to allow it to complete the Basic Construction.

(d) Landlord shall complete the Basic Construction at its sole cost and expense free of liens, in a good and workmanlike manner, and in accordance with all applicable laws, regulations, ordinances, codes, and rules of all applicable governmental agencies. Landlord, at its sole cost and expense, shall obtain all necessary building permits, utility permits, construction permits, certificate of occupancy and any and all other permits, licenses, and approvals required by applicable laws, regulations, ordinances, codes, and rules with respect to the construction of the Basic Construction.

(e) During construction of the Basic Construction, Landlord shall procure and maintain in full force and effect, at its sole cost and expense, a policy of builder’s risk insurance covering the Basic Construction. Such insurance shall be in an amount and shall be issued by a company licensed and approved to conduct business in the state of Kansas. Prior to commencement of construction of the Basic Construction, Landlord shall deliver to Tenant a certificate evidencing the issuance of such insurance pursuant to which certificate the insurance company shall agree that such insurance shall not be canceled, terminated or materially altered without at least thirty (30) days prior written notice to Tenant. If the Basic Construction is damaged or destroyed by fire, the elements, accident, or otherwise, Landlord shall, at its sole cost and expense and regardless of whether such casualty is covered by the insurance policy described in this paragraph (e), cause the Basic Construction to be completed as required in this Section 1.05; however, such event shall be deemed to be an Excusable Delay and the date set forth herein for completion of the Basic Construction shall be extended to afford Landlord the necessary time to complete the Basic Construction.

(f) Landlord shall prosecute the construction of the Basic Construction with due diligence, but due allowance shall be made for interruptions and delays based on Excusable Delays. Nothing in this Section 1.05 shall require Landlord to incur overtime charges or premium pay to complete the Basic Construction, nor shall the incurring of the same be deemed an element of Landlord’s due diligence.

(g) The Basic Construction, once completed in accordance with this Section 1.05, shall constitute the “Improvements” defined in this Lease.

(h) Tenant shall construct its own offices on the Premises at its own expense. Landlord shall credit the sum of $148,000.00 to Tenant by the abatement of rent from the beginning of the Lease term until full credit for such amount has been credited, to be used for such construction. Tenant agrees to submit plans and specifications for Landlord’s approval prior to the commencement of construction. Landlord shall not withhold its consent unreasonably, however, Tenant may only build such offices after approval of plans and specifications by Landlord. Tenant shall build such offices in a good and workmanlike manner, at least consistent in quality with the rest of the Premises. Tenant shall not allow liens to be placed on the Premises and will promptly settle all disputes with contractors/subcontractors or materialmen immediately or file an appropriate bond to remove or prevent a lien against the Premises. Tenant will obtain appropriate permits for such construction and will comply with all laws, ordinances, codes and rules with regard to such construction.

Section 1.06 Expansion Space. Tenant may also give notice to Landlord at any time during the first five (5) years of the Lease term, that it desires that Landlord expand the existing premises to include 115,500 additional square feet to be connected to the original structure by a 30’ wide, 50’ long covered walkway. This notice shall be given in writing to Landlord. Tenant must agree to occupy the expanded space upon the giving of notice. Landlord shall have nine (9) months within which to complete such expansion. The requirements for construction shall be the same as agreed upon herein for the initial construction. Tenant shall occupy the expanded space immediately upon completion of construction. The same terms and conditions of the Lease including all renewal options thereof, shall apply to the expanded space. Rent shall convene upon occupancy by Tenant. It is agreed between Landlord and Tenant that any renewal of this Lease term after the expansion space has been completed and occupied by Tenant, shall include such expansion space.

Notwithstanding the above, Landlord shall have the right to expand the existing structure on its own without the request of Tenant for up to an additional 115,500 square feet at any time during the Lease term. Provided, however, Tenant shall not be required to occupy such space unless Tenant shall give Landlord ninety (90) days written notice of its intent to occupy such expanded Premises. Tenant’s right to occupy the expanded Premises whether built by Landlord under its own initiative or as a result of Tenant’s election hereunder, shall expire upon the completion of the first five (5) years of the Lease term. In the event Tenant shall occupy the expanded space, Landlord and Tenant agree to execute an appropriate addendum to Lease Agreement setting out the terms and conditions of the expanded space and the occupancy thereof, such terms and conditions, where applicable, being the same as those in the original Lease. Tenant shall be given first right of refusal to lease the expanded space after the expiration of the five (5) year period should it become available during the lease term.

ARTICLE II—TERM

Section 2.01 Initial Term. The initial term of this Lease (the “Initial Term”) shall be ten (10) years, commencing on the 1st day of February, 2000, or the date of occupancy by Tenant defined as the date of the issuance of a temporary occupancy permit, (“Commencement Date”) and ending at 11:59 p.m. local time on the day before the date that is ten (10) years from the Commencement Date, unless sooner terminated or renewed pursuant to the provisions hereof. Once the Commencement Date has been determined, Landlord and Tenant shall execute a letter or other written instrument confirming the Commencement Date.

Section 2.02 Renewal Term. Upon expiration of the Initial Term, Tenant shall have the option (provided Tenant is not then in default) to renew this Lease for two additional terms of five (5) years each, commencing on the date that is ten (10) years from the Commencement Date, or five (5) years from the first renewal date, whichever shall apply, and ending (unless sooner terminated or renewed pursuant to the provisions hereof) at 11:59 p.m. local time on the day before the date that is five (5) years from the Commencement Date of each renewal term, (the “Renewal Term”). Tenant shall exercise its option to renew this Lease as provided above by giving Landlord written notice of its election to renew this Lease no later than the date that is 120 days prior to the expiration of the Initial Term or 120 days prior to the expiration of the first renewal term. All of the terms and conditions of this Lease shall apply to each of the Renewal Terms, except that Tenant shall have no rights to renew this Lease, beyond the two renewal terms. All references in this Lease to the “Term” shall be deemed to include the Initial Term and each Renewal Term, unless the context indicates otherwise.

Section 2.03 Lease Year Defined. As used in this Lease, “Lease Year” means the period of twelve (12) consecutive calendar months commencing on the Commencement Date and ending on the day before the date that is one (1) year from the Commencement Date, and each corresponding twelve (12) month period thereafter throughout the balance of the Term.

Section 2.04. In the event Tenant shall lease another building larger than the premises from Landlord, this lease shall cease on the date the lease on the different structure shall commence.

ARTICLE III—RENT

Section 3.01 Rent During Term. Tenant covenants and agrees to pay to Landlord for the use and occupancy of the Premises during the Term the following monthly amount during each year of the Initial Term:

Years 1 through 5—$3.42 per square foot/year

Years 6 through 10—$3.75 per square foot/year

Section 3.02 Rent During Renewal Term. Tenant shall receive two (2) options to extend the term of this Lease for an additional five (5) years each under the same terms and conditions hereof, except that the base rental rate shall be an additional .35¢ per square foot/year for each renewal period..

Section 3.03 Payment of Rent. Rent is due in advance on the 1st calendar day for each month during the Term at the office of Landlord or at such other place or address as Landlord may hereafter designate in writing. Landlord agrees to send a monthly billing statement to Tenant at least 30 days prior to due date.

Section 3.04 Security Deposit. Tenant agrees to deposit on the date hereof the sum of $42,750.00 in cash or irrevocable letter of credit in favor of Landlord, which sum shall be held by Landlord without obligation for interest as security for the performance of Tenant’s covenants and obligations under this Lease. It is expressly understood that such deposit is not an advanced rental deposit or a measure of Tenant’s damages in case of Tenant’s default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided for herein or provided by law, use such funds to the extent necessary to make good any such default, or any damage, expense or liability caused by such default and Tenant shall promptly pay to Landlord on demand the amount as applied in order to restore the security deposit to its original amount. Failure of Tenant to restore the security deposit as set forth above, within ten (10) days from demand by Landlord, shall constitute an act of default under this Lease. If Tenant is not then in default hereunder, the balance of such deposit shall be returned by Landlord to Tenant within 60 days after expiration or termination of this Lease and return of the Premises to Landlord in accordance with the terms hereof.

ARTICLE IV—IMPOSITIONS

Section 4.01 Real Estate Taxes. Landlord agrees to pay all taxes, impositions, assessments, general and special and payments in lieu of taxes, and all other impositions, that may be levied or assessed against the premises occurring from and after the commencement date and thereafter, throughout the term or any extension thereof.

Section 4.02 Increase in Real Estate Taxes and Special Assessments. In the event the real estate taxes and installments of special assessments, payable with respect to the Premises during any Lease Year shall be greater than the amount of such taxes and installments due and payable during the base year of 2000, in the amount levied in December, 2000, or the first fully assessed year, whether by reason of an increase in tax rate or an increase in valuation or otherwise, Tenant shall pay the full amount of such increase as additional rent within thirty (30) days after notice to Tenant that the same is due. Landlord shall furnish tax bills and other statements to Tenant in sufficient time so that Tenant may pay its portion of any such bills and statements if any, without penalty or loss of discount. For any partial year occupancy by Tenant, the amount due shall be appropriately prorated for the portion of the year the Tenant shall occupy the Premises.

Section 4.03 Right to Contest. Tenant shall have the right to contest all taxes, assessments, impositions, and charges levied against the Premises, and Landlord agrees to join in such contest, if required by law, and to permit Tenant to contest the same in Landlord’s name; provided, however, that Tenant shall bear the cost of any such contest, and provided further that Tenant shall take all reasonable steps necessary to ensure that Landlord’s interest in the Premises shall not be subject to lien or forfeiture as a result of such contest. Landlord shall immediately send Tenant notice of any increase in the assessment of the Premises.

Section 4.04 Personal Property Taxes. Tenant agrees to pay all personal property taxes levied or assessed on all items of personal property, machinery, and equipment placed on or installed in the Premises by Tenant during the Term.

ARTICLE V—CONDITION OF THE PREMISES

Section 5.01 Condition. Landlord covenants, warrants, and represents to Tenant that on the Commencement Date (a) the Improvements shall be broom clean, (b) all of the building systems in the Improvements (including, but not limited to, the water and sewer system, the electrical system, and the heating, ventilation, and air conditioning system) shall be operable and in a state of good order and repair, and (c) the structure of the Improvements (including, but not limited to, the walls, foundation, and roof) shall be in a state of good repair.

ARTICLE VI—ALTERATIONS AND IMPROVEMENTS

Section 6.01 Construction of Improvements. Tenant shall have the right during the Term, at its own cost and expense, to erect a sign or signs upon the Premises. Tenant may make, at its sole cost and expense, any and all remodeling, paving, fencing, and construction changes and improvements to the Premises, unless the cost of such changes or improvements exceeds $10,000.00, in which case Tenant must obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld.

Section 6.02 Compliance. Any removals, additions, alternations, paving, fencing, or improvements shall be in compliance with all applicable permits and authorizations, with all building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments.

Section 6.03 Liens. Any alterations or construction performed by Tenant shall be the obligation of and paid for by Tenant so that the Premises shall at all times be free of liens except as herein provided. Should any lien be filed as a result of alterations or construction performed by Tenant, Tenant agrees either to cause the same to be removed within sixty (60) days after the date of filing or furnish Landlord with a surety bond securing Landlord against any payment which may thereafter be required to be paid in order to have such lien canceled or discharged of record. Any such bond shall be in the amount of the lien, plus a reasonable amount in excess thereof to cover the interest and other anticipated cost and expenses which may be incurred in connection with the cancellation and discharge of any such lien.

Section 6.04 Title to Improvements. The parties agree that during the Term and until the expiration or termination thereof Tenant shall have title to all alterations or improvements constructed by Tenant on the Premises. At the expiration or termination of this Lease or any renewals thereof, Tenant shall have the option or right to remove all property of Tenant and all additions or improvements made by Tenant; if Tenant elects to so remove any such property, Tenant shall repair all damage to the Premises caused by such removal and restore the Premises to a useable condition. Landlord may instruct Tenant to remove or restore all additions and improvements. Any property or improvement not so removed shall be deemed to automatically pass to Landlord and Tenant agrees to execute any documents reasonably requested by Landlord to evidence the transfer of title.

ARTICLE VII—SUBORDINATION, NON-DISTURBANCE AND

NON-SUBORDINATION

Section 7.01 Subordination and Non-Disturbance. This Lease is and shall remain subordinate to any mortgage or deed of trust currently encumbering Landlord’s fee interest in the premises or any mortgage or deed of trust that shall subsequently encumber Landlord’s fee interest in the premises during the term of this Lease Agreement, (a “Mortgage”); provided, however, that as long as Tenant is not in default under this Lease the holder of such Mortgage will not, unless required by applicable law to perfect its foreclosure, name or join Tenant as a party defendant in any suit, action or proceeding, nor will this Lease be terminated or otherwise affected by the enforcement of rights given to such holder pursuant to the terms and conditions contained in such Mortgage or other documents held by such holder. Tenant agrees to execute such documents confirming the provisions of this Section 7.01 as may be reasonably requested by Landlord.

Section 7.02 Non-Subordination of Fee Interest. Notwithstanding any other provision of this Lease, Tenant shall not have the power or right to subject Landlord’s title or interest in or to the Premises to any mechanics or materialman’s lien, nor shall any provision of this Lease be construed so as to permit Tenant to encumber the title or interest of Landlord in or to the Premises or under this Lease and all liens on Landlord’s title or interest for or on account of any improvement made by Tenant or anyone claiming by, through or under Tenant is hereby expressly prohibited.

ARTICLE VIII—MAINTENANCE AND REPAIRS

Section 8.01 Maintenance and Repairs. During the Term, Tenant covenants, at Tenant’s sole cost and expense, to maintain and take care of the Premises, including but not limited to the following items in the Premises; 1) HVAC; (2) snow removal; (3) landscaping; (4) lamps in and out; (5) dock levelers; (6) dock doors; (7) sprinkler system; (8) parking lot surface; (9) plumbing; (10) floor; and (11) all other items not specifically the responsibility of the Landlord. Provided however, nothing herein shall make Landlord responsible to pay for any repairs, maintenance or replacement of the Premises or any appurtenances thereto when such damage or destruction is caused by the negligence of Tenant or Tenant’s employees, invitees or by Tenant’s use and occupancy of the Premises over and above normal wear and tear of the Premises. Tenant shall be responsible for all other interior maintenance including but not limited to janitorial and general upkeep. Tenant shall have sole responsibility for the wiring and maintenance of all of its equipment.

Section 8.02 Landlord’s Responsibility. During the Term, Landlord covenants, at Landlord’s sole cost and expense, to make all structural repairs, including (but not limited to) walls, the roof, and the exterior water and sewer systems in the Premises; provided, however, that any repairs or replacements to any damage to exterior water and sewer systems caused by the negligence or intentional acts of Tenant or Tenant’s agents or employees shall be the responsibility of Tenant. Landlord further covenants at Landlord’s sole cost and expense that all property management fees either in place or contemplated are Landlord’s responsibility.

ARTICLE IX—INSURANCE

Section 9.01 Fire and Extended Coverage Insurance. Landlord, during the Term, shall carry and maintain fire and extended coverage insurance covering the Improvements against loss or damage in an amount not less than the full replacement value of the Premises. Landlord and Tenant hereby mutually release each other from liability and waive all rights of recovery against each other for any loss from perils insured against under a standard fire insurance policy with extended coverage endorsements; provided that this sentence shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. Provided however, in the event the insurance to be provided by Landlord hereunder shall increase in cost over and above the cost of such insurance during the base year of this Lease, (2000), Tenant agrees to pay the full amount of such increase. Landlord shall furnish sufficient evidence of such increase to Tenant and bill Tenant its share of such increase immediately upon receipt of its insurance statement or bill which evidence same.

Section 9.02 General Liability Insurance. Landlord, , during the Term, shall carry and maintain comprehensive public liability insurance, including property damage, insuring Landlord and Tenant against liability for injuries to persons or property occurring in or about the Premises or arising out of the maintenance, use or occupancy thereof, except for such damage or injury caused by Tenant’s negligence, or willful act or omission. Tenant shall carry and maintain such liability insurance coverage in the amount of One Million and No/100 Dollars ($1,000,000.00)

combined single limit or more naming Landlord as additional insured, as its interests may appear. Tenant to supply Landlord with an original of such insurance policy or certificate with such insurance policy containing a right of noncancellation by the company without thirty (30) days prior written notice to Landlord of such intent to cancel. Provided however, in the event the insurance to be provided by Landlord hereunder shall increase in cost over and above the cost of such insurance during the base year of this Lease, (2000), Tenant agrees to pay the full amount of such increase. Landlord shall furnish sufficient evidence of such increase to Tenant and bill Tenant its share of such increase immediately upon receipt of its insurance statement or bill which evidence same.

Section 9.03 Waiver of Subrogation. As part of the consideration for this Lease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision hereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.

ARTICLE X—INDEMNIFICATION

Section 10.1 Indemnification of Landlord. Tenant agrees to indemnify, defend, protect and hold harmless Landlord, its directors, officers, employees, agents, attorneys, successors or assigns, from and against any and all liabilities, obligations, claims, damages, costs and expenses

(including reasonable attorney’s fees) incurred by or asserted against Landlord by reason of (i) any injury to or death of persons or loss of or damage to property occurring during the Term on or about the Premises or the adjoining sidewalks or streets, and (ii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, unless such injury, death, damage, or failure is caused by Landlord’s negligence or willful act or omission.

Section 10.2 Indemnification of Tenant. Landlord agrees to indemnify, defend, protect and hold harmless Tenant and its partners and their respective partners, directors, officers, employees, agents, attorneys, successors and assigns from and against any and all liabilities, obligations, claims, damages, costs and expenses (including reasonable attorney’s fees) incurred by or asserted against Tenant by reason of (a) any negligence or willful act or omission on the part of Landlord or Landlord’s agents or employees, or (b) any failure on the part of Landlord to perform or comply with any of the terms of this Lease, unless such injury, death, danger or failure is caused by Tenant’s negligence or willful act or omission.

ARTICLE XI—UTILITIES

Section 11.01 Utilities. Tenant shall pay or cause to be paid all charges, if any, for gas, water, sewer, electricity, heat, air conditioning, telephone or other utility or service used or rendered in connection with the Premises throughout the Term of this Lease.

ARTICLE XII—DAMAGE OR DESTRUCTION

Section 12.01 Not Wholly Untenantable. If during the Term the Improvements are damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as “Casualty”), but the Improvements shall not thereby be rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent. If, as a result of a Casualty during the Term, the Improvements shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 12.02, Landlord shall cause such damage to be repaired and, provided such damage is not caused by the negligence of Tenant, all rental shall be abated proportionately as to the portion of the Improvements rendered untenantable during the period of such untenantability; provided, however, that Landlord shall not be obligated to repair such damage if such damage cannot be repaired within ninety (90) days, and if such damage occurs in the last year of the Term. All such repairs shall be made at the expense of Landlord; provided, however, Tenant agrees to make any proceeds of the insurance policy described in Section 9.01 above available to Landlord for the purpose of paying for such repairs. Landlord shall not be liable for interruption to Tenant’s business.

Section 12.02 Wholly Untenantable. If, as a result of a Casualty during the Term, the Improvements are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Tenant’s insurance, or (c) damaged or destroyed in whole or in part during the last year of the then current Term of this Lease, Tenant or Landlord may elect to terminate this Lease by giving notice of such election to the other party within ninety (90) days after the occurrence of such Casualty. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rental shall be adjusted as of the date of such Casualty.

ARTICLE XIII—CONDEMNATION

Section 13.01 Partial Taking. If any part of the Premises shall be taken or condemned for any public use by any legally constituted authority by right of eminent domain and a part thereof remains which (in Tenant’s judgment) is suitable for the full conduct of Tenant’s business, this Lease as to the part to be taken shall terminate as of the date title shall vest in the condemner (or such earlier date on which possession of the Premises must be given to the condemner, Landlord shall promptly restore the portion of the Premises not taken, and the rent payable hereunder shall be adjusted equitably. If the aforementioned taking renders the remainder of the Premises unsuitable for Tenant’s use, Tenant may terminate this Lease as of the date when Tenant determines that the Premises is unsuitable for Tenant’s use by giving notice to that effect within thirty (30) days after such determination.

Section 13.02 Total Taking. If all or substantially all of the Premises are taken or condemned or so much thereof that the use by Tenant shall be substantially impaired, this Lease shall terminate. All compensation awarded or granted shall be divided so that the part of the award with respect to the fee portion of the Premises owned by Landlord shall go to Landlord and tat part of the award with respect to the improvements to the Premises and leasehold interest of Tenant shall go to Tenant. Notwithstanding the provisions herein, Tenant shall have the right to make a separate claim with the condemning authority for the value of Tenant’s trade fixtures and relations expenses.

Section 13.03 Fully Informed. In the event of any taking, the parties agree to keep each other fully informed concerning the progress of the proceedings and of any negotiations in connection therewith. Both parties shall have the right, at their sole cost and expense, to participate in such proceedings and negotiations and both parties and their attorneys shall consult and cooperate with each other in connection therewith and furnish to each other copies of all papers and documents served and received in connection therewith. Both Landlord and Tenant shall have the right on written notice to the other to institute any action or proceeding or if any action or proceeding is pending to intervene therein and to continue therewith to obtain the largest award possible.

ARTICLE XIV—ASSIGNMENT AND SUBLETTING

Section 14.01 Assignment and Subletting. Tenant may not assign this Lease or sublet the Premises in whole or in part, to an affiliate or subsidiary of Tenant, without prior written consent of Landlord, such consent not to be unreasonably withheld. In the event of any such assignment or sublease, Tenant shall remain liable for the payment of rent and for the full performance of all of the terms and conditions to be observed by Tenant under this Lease, unless Landlord agrees in writing to release Tenant.

ARTICLE XV—FIXTURES AND TRADE FIXTURES

Section 15.01 Fixtures and Trade Fixtures. It is expressly understood and agreed that any and all signs, fixtures, trade fixtures, machinery, fencing, furniture, appliances, and equipment erected or installed by Tenant, whether or not attached to the Premises, shall remain the property of Tenant and may be removed by Tenant at or before the expiration of this Lease and any renewals thereof, including the period of any “holding over”, provided Tenant repairs all damage in a good and workmanlike manner which may be caused by an such removal. Any such property not removed prior to the end of this Lease shall become the property of Landlord, unless Landlord gives written notice to Tenant requiring the removal thereof, in which event Tenant agrees to remove same before this Lease expires and to repair all damaged caused by such removal.

ARTICLE XVI—DEFAULT

Section 16.01 Tenant’s Default. Tenant agrees that one or more of the following events shall be considered “Events of Default” as said term is used herein:

(a) Tenant shall be adjudged an involuntary bankrupt or a decree or order approving as properly filed a petition or answer filed against Tenant asking for reorganization of Tenant under the Federal Bankruptcy Law as now or hereafter amended, or under the laws of any state, shall be entered and such decree, judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof, or

(b) Tenant shall institute an proceeding or give its consent to the institution of any proceedings for the relief of Tenant under any bankruptcy or insolvency laws; or

(c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant; or

(d) Tenant shall default in any monthly payments of rent for 3 days or in any other payment required to be made by Tenant hereunder when due as herein provided ; or

(e) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant and such default shall continue for thirty (30) days after Tenant receives written notice thereof, unless the default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

Section 16.02 Remedies Upon Default.

(a) Upon the occurrence of any one or more of such Events of Default, Landlord may lawfully re-enter the Premises or any part thereof and repossess the same as the former estate of Landlord and expel Tenant and those claiming under and through it and remove its effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent, and upon entry as aforesaid, this Lease shall terminate and Tenant covenants that in case of such termination, Tenant will pay Landlord any and all loss of rent which Landlord shall have incurred by reason of such default on the part of Tenant, plus any reasonable attorney fees and disbursements.

(b) Landlord shall mitigate its damages by making reasonable efforts to relet the Premises on reasonable terms. Landlord may relet for a shorter or longer period of time than the Term and make any necessary repairs or alterations. If Landlord relets for a period of time longer than the current Term, then any special concessions given to the new tenant shall be allocated throughout the entire reletting term and not unduly reduce the amount of consideration received by Landlord during the remaining period of Tenant’s Term.

Section 16.03 Landlord’s Default. Landlord’s failure to perform or observe any of its Lease obligations after a period of thirty (30) days after Landlord receives written notice from Tenant shall be a Landlord Default, unless Landlord is diligent in its effort to cure such Default, or if such Default cannot be reasonably cured in thirty (30) days. In such event, Landlord shall have a reasonable time to cure such Default. Tenant’s notice to Landlord of a possible Landlord Default shall include reasonable detail describing the nature and extent of such failure and shall identify the Lease provision(s) containing the obligation(s). Upon the happening of a Landlord Default, Tenant shall have the right, but not the obligation, to perform Landlord’s obligations and deduct any cost incurred by Tenant from the rent due hereunder. In addition, Tenant may pursue any other legal or equitable remedies, including terminating this Lease.

ARTICLE XVII—HOLDING OVER

Section 17.01 Holding Over. Any “holding over” by Tenant after the expiration of the Term shall be construed as a month-to-month extension and such tenancy may be terminated by either party upon thirty (30) days written notice given to the other party. Rent during such period shall be equal to 125% to the last month’s rent under the then current Term of this Lease and all other obligations shall continue.

ARTICLE XVIII—ACCESS

Section 18.01 Access. Landlord (a) shall have access to the Premises during normal business hours upon reasonable prior notice to Tenant for the purpose of inspection and to exhibit the Premises to prospective tenants or purchasers therefor, and (b) may at any time within six (6) months prior to the expiration of the Term display in a conspicuous place on the Premises not more than two “Real Estate for Rent” or “Real Estate for Sale” signs, each not to exceed twenty (20) square feet in size, and Tenant agrees that no employee or agent of Tenant will interfere with such signs when so placed. Landlord agrees that it shall exercise its rights under this Section 18.01 so as not to interfere with the operation of Tenant’s business on the Premises.

ARTICLE XIX—WAIVER

Section 19.01 Waiver. The failure on the part of Landlord or Tenant to insist at any time upon the strict performance of any one or more of the provisions of this Lease shall not be deemed to be a waiver of any of the rights or remedies that Landlord or Tenant may have and shall not be deemed to be a waiver of any subsequent breach or default of the provisions of this Lease.

ARTICLE XX—NOTICES

Section 20.01 Notices. All notices to or demands upon Landlord or Tenant shall be in writing sent or delivered either personally or by registered or certified mail, return receipt requested, at the addresses set forth below or at such other addresses as the parties shall designate to each other in writing from time to time:

Landlord:	Prime Investments, Inc. 801 Armourdale Parkway Kansas City, KS 66105

Tenant:	Keystone Automotive Operations, Inc. 44 Tunkhannock Avenue Exeter, PA 18643

ARTICLE XXI—HAZARDOUS MATERIAL

Section 21.01 Environmental Representation. Landlord represents and warrants to Tenant that the Premises (including surface water, ground water, and any existing improvements) does not contain any asbestos, substantial amounts of waste or debris, or contamination, including without limitation, any Hazardous Substance as hereinafter defined.

Section 21.02 Environmental Indemnity. In addition to any other indemnity from Tenant provided in this Lease, Tenant shall indemnify, defend, protect, and hold harmless Landlord and its partners, directors, officers, employees, agents, attorneys, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney’s fees, consultants’ fees and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the Premises, or any discharge or release in or from the Premises of any Hazardous Substance but only to the extent that any such presence, discharge, or release is caused by Tenant’s activities on the Premises during the Term, or (ii) Tenant’s failure to comply with any Hazardous Substance law, to the extent that compliance is required on account of Tenant’s activities on the Premises and not to the extent that compliance is required solely because Tenant, as the occupant of the Premises, is held accountable for Hazardous Substances on, in, under, or about the Premises, or released from the Premises which are not caused by or released by Tenant. The indemnity obligation of Tenant created hereunder shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any site investigation, and any and all costs for repair, cleanup, detoxification or decontamination, or other remedial action of the Premises. The obligations of the parties hereunder shall survive the expiration or earlier termination of this Lease, and any extensions thereof.

As used in this Lease, the term “Hazardous Substance(s)” means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251, et seq. (33 U.S.C. §1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. §1317), (v) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et seq. (42 U.S.C. §6903) or (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601, et seq. (42 U.S.C. §9601).

ARTICLE XXII—MISCELLANEOUS

Section 22.01 Entire Agreement. This Lease embodies and constitutes the entire understanding between Landlord and Tenant with respect to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Lease.

Section 22.02 Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Kansas.

Section 22.03 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

Section 22.04 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

Section 22.05 Plurals: Gender. Whenever the context of this Lease shall so require, the singular shall include the plural, and male gender shall include the female gender and the neuter, and vice versa.

Section 22.06 Severability. In case any one or more of the provisions contained in this Lease shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless to do so would materially alter the benefits and burdens the parties hereto have bargained for.

Section 22.07 Time. Time is of the essence of this Lease; however, if the date for performance of any provision of this Lease is a Saturday, Sunday, or banking holiday in the State in which the Premises are located, then the date for performance shall be extended until the next day that is not a Saturday, Sunday or banking holiday in the State of Kansas.

IN WITNESS WHEREOF, Landlord and Tenant having duly-executed this Lease as of the day and year first above written.

LANDLORD:
ATTEST:	PRIME INVESTMENTS, INC.
(signature illegible)	/s/ William J. Willhite

TENANT:

KEYSTONE AUTOMOTIVE OPERATIONS MIDWEST, INC.
ATTEST: (signature illegible)	/s/ Patrick Judge
By:

STATE OF KANSAS	)
)ss.:
COUNTY OF JOHNSON	)

BE IT REMEMBERED, that on this 7 day of July, 1999, before me, the undersigned, a Notary Public in and for said County and State came William J. Willhite, President of Prime Investments, Inc., a corporation duly organized, incorporated and existing under and by virtue of the laws of the State of Kansas, and John Donake, Asst. Secretary of said corporation, who are personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written.

(signature illegible)

Notary Public

My Commission Expires:

12-27-99

STATE OF Pennsylvania	)
)ss.:
COUNTY OF Luzerne	)

BE IT REMEMBERED, that on this 29 day of June, 1999, before me, the undersigned, a Notary Public in and for said County and State, came Patrick Judge, Vice President of Keystone Automotive Operations Midwest, Inc., a corporation duly organized, incorporated and existing under and by virtue of the laws of the State of Delaware, and Ann Cianflone, Secretary of said corporation, who are personally known to me to be the same persons who executed the within instrument on behalf of said corporation, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year last above written,

(signature illegible)

Notary Public

My Commission Expires:

EXHIBIT A

COPY OF THE PLANS

EXHIBIT B

COPY OF THE SITE PLANS